Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-237427) filed March 27, 2020, on Form S-8 (No. 333-239035) filed June 9, 2020, and on Form S-8 (No. 333-263818) filed March 24, 2022, of our report dated March 9, 2026, with respect to the consolidated financial statements of BancPlus Corporation, included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Jackson, Mississippi

March 9, 2026